EXHIBIT 10.5

Abstract for the loan agreement with Seong Hun Han

Parties of the an agreement	Seong Hun Han, Clavis Technologies
The date of an agreement	2007.11.14
The amount of loan	300,000,000 Korean Wan (approximately US$260,498)
The date of repayment	2008.02.14
The interest rate	14%
The expire date an agreement	2008.02.14
Contents of the contract	- Whenever a lender wants, a lender can turn back the part of loan or all.
- When a lender turns back all of loan, this agreement will be expired.
- If Clavis cannot payback till Feb. 2008, Clavis need to negotiate with Seong Hun Han for the period for delaying.